UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Cessation of Employment as Chief Accounting Officer. Effective June 21, 2013, the employment of Michael J. Lyftogt, Chief Accounting Officer of Christopher & Banks Corporation (the “Company”), with the Company will end as a result of his resignation. In connection with his resignation, the Company and Mr. Lyftogt entered into a letter agreement dated June 5, 2013 (the "Letter Agreement"). Pursuant to the Letter Agreement and subject to Mr. Lyftogt entering into the Company's standard separation agreement, which will include a release of claims, and not rescinding the release of claims against the Company, Mr. Lyftogt will be entitled to receive: (1) severance payments equal to his current base salary for a period of four months, or a total of $83,333.32, and (2) payment by the Company of the employer portion of premiums for health and dental coverage for a period of four months. The severance payments are subject to applicable deductions and withholdings and are payable during the Company's normal payroll schedule after expiration of the applicable rescission periods.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Letter Agreement dated June 5, 2013 between Michael J. Lyftogt and Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: June 7, 2013	By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Senior Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement dated June 5, 2013 between Michael J. Lyftogt and Christopher & Banks Corporation.

Exhibit 10.1

June 5, 2013

Mr. Michael J. Lyftogt
1335 Waterford Drive
Golden Valley, Minnesota 55422

Dear Mike:

As we have discussed over the past several weeks, you have decided to leave our employ in order to pursue other opportunities. Based on those discussions and in exchange for your commitment to work until June 21, 2013 and agreeing to the following conditions, we are prepared to offer you four (4) months' severance in exchange for a full release of claims and so long as you meet the conditions below.

Our expectations are that between now and June 21, 2013 you agree to do the following:

•	you meet the goals, objectives and performance levels associated with your position;

•	you work diligently and effectively with respect to finalization of the Form 10-Q Report for the first fiscal quarter and the related earnings release;

•	you meet regularly with me to discuss your activities and to prioritize your work; and

•	you will assist me in developing a transition plan of your responsibilities prior to your last day of employment.

Assuming you meet the above, your separation package will include:

•	four (4) months of severance based upon your current monthly salary; and

•	for four (4) months the Company would pay the Company-portion of COBRA health and dental insurance premiums to the extent you elect COBRA coverage.

In exchange for the above, you will be expected to sign (and not rescind) our standard separation agreement, which will among other things include a full release of claims upon which the above payments are expressly conditioned.

2400 Xenium Lane North ▪ Plymouth, MN 55441 ▪ (763) 551-5000 ▪ christopherandbanks.com ▪ cjbanks.com

Please acknowledge your understanding and agreement to these terms by signing below.

Sincerely,

CHRISTOPHER & BANKS CORPORATION

/s/ Peter G. Michielutti

Peter G. Michielutti
Senior Vice President, Chief Financial Officer

I agree to and acknowledge the above:

By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt

Date:	6/5/13